UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2010
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.
     On December 3, 2010, Enterprise ETE LLC, the successor by merger to Enterprise GP Holdings L.P. (“Enterprise”), sold its entire 40.6% membership interest in LE GP, LLC (“LE GP”) to Kelcy L. Warren, the Chairman and Chief Executive Officer of Energy Transfer Partners, L.L.C. (“ETP LLC”) and the Chairman of LE GP, in exchange for $13.5 million in cash, which amount was calculated in accordance with a purchase price methodology specified in the agreements among the members of LE GP in existence prior to this transaction. The purchase price was paid from personal funds. As a result of the sale, Enterprise no longer owns any membership interests in LE GP, and Mr. Warren now owns an 81.2% membership interest in LE GP.
     LE GP is the general partner of Energy Transfer Equity, L.P. (“ETE”). ETE owns a 100% membership interest in ETP LLC, which is the general partner of Energy Transfer Partners GP, L.P., which in turn is the general partner of Energy Transfer Partners, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: December 8, 2010		/s/ Thomas P. Mason
Thomas P. Mason
Vice President, General Counsel and Secretary